EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated August 17, 2015, with respect to the financial statement of Advisors Disciplined Trust 1455, comprising Value Architects New Media Score Portfolio, Series 2015-2, contained in Amendment
No. 2 to the Registration Statement on Form S-6 (File No. 333-203123) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
August 17, 2015